CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cross Border Resources, Inc.

We hereby consent to the incorporation in this Registration Statement on Form S-1 (No. 333-XXXXXX) of Cross Border Resources, Inc., formerly Doral Energy Corp., of our report dated April 7, 2011, of Pure Gas Partners, L.P. and its subsidiaries relating to the financial statements as of December 31, 2010 and 2009 and for the years then ended.

/s/ Darilek, Butler & Associates, PLLC

San Antonio, Texas

July 25, 2011